Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory S. Butterfield, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Altiris, Inc. for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Altiris, Inc.

By:	/s/ GREGORY S. BUTTERFIELD
Name:	Gregory S. Butterfield
Title:	President and Chief Executive Officer

I, Stephen C. Erickson, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Altiris, Inc. for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Altiris, Inc.

By:	/s/ STEPHEN C. ERICKSON
Name:	Stephen C. Erickson
Title:	Vice President and Chief Financial Officer

A signed original of each of the written statements above required by Section 906 has been provided to Altiris, Inc. and will be retained by Altiris, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.